Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Steven Madden, Ltd. on Form S-8 (333-68712), Form S-8 (333-40924), Form S-3 (333-91127), Form S-8 (333-86903), Form S-8 (333-59995), Form S-3/A (333-59295),
Form S-3/A (333-46441), Form S-8 (333-39335), Form S-8 (333-16381), Form S-8
(333-05773), Form S-8 (333-98067) and Form S-8 (333-106746), of our report dated
February 10, 2004 on our audit of the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in its 2003 Annual Report on Form 10-K.

We also consent to the reference to our firm in the Registration Statements on Form S-3 under the caption experts.




Eisner LLP

New York, New York
March 10, 2004